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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Annual Report (Form 10-K) of Pzena Investment Management, Inc. of our report dated March 9, 2009, with respect to the consolidated financial statements of Pzena Investment Management, Inc., included in the 2008 Annual Report to Shareholders of Pzena Investment Management, Inc.

        We consent to the incorporation by reference in the following Registration Statements:

  1)
  Registration Statement (Form S-3 No. 333-155354) of Pzena Investment Management, Inc. and

  2)
  Registration Statement (Form S-8 No. 333-147027) pertaining to Pzena Investment Management, Inc.'s 2007 Equity Incentive Plan

of our report dated March 9, 2009 with respect to the consolidated financial statements of Pzena Investment Management, Inc. incorporated herein by reference and our report dated March 9, 2009, with respect to the effectiveness of internal control over financial reporting of Pzena Investment Management, Inc. included herein.

/s/ Ernst & Young LLP

New York, New York
March 9, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM